P93000082736

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

100041555021

10/13/04--01052--008 **43.75

FILED
04 OCT 13 PM 2:30
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Amended/Restated

10-22-04

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: RESORT CLUBS INTERNATIONAL, INC.

DOCUMENT NUMBER: ~~P95000004794~~

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

JOHN D. SHEARER
(Name of Contact Person)

RESORT CLUBS INTERNATIONAL, INC.
(Firm/ Company)

8825 Perimeter Park Blvd., Suite 502
(Address)

JACKSONVILLE, FL 32216
(City/ State/ and Zip Code)

For further information concerning this matter, please call:

JOHN D. SHEARER at (832) 414-7465
(Name of Contact Person) (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

- ☑ $35 Filing Fee
- ☑ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
409 E. Gaines Street
Tallahassee, FL 32399

ARTICLES OF AMENDMENT TO
&
RESTATED and AMENDED TO

FILED
04 OCT 13 PM 2:30
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION
OF

RESORT CLUBS INTERNATIONAL, INC.

PURSUANT TO THE PROVISIONS OF SECTION 607.1006, FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO AND RESTATEMENT OF ITS ARTICLES OF INCORPORATION:

The Corporation's Certificate of Incorporation is hereby Amended and Restated as follows:

FIRST: That the name of the corporation shall be:

RESORT CLUBS INTERNATIONAL, INC.

SECOND: The resident agent is John D. Shearer 8825 Perimeter Park Blvd., Suite 502, Jacksonville, Fl 32216, but the corporation may maintain offices, agencies, and places of business in any other state in the United States and in foreign countries without restriction as to place, and the corporation may keep such books, papers, and records of the corporation as are not required by law to be kept within the State of Florida, and as the directors may find convenient in such offices, agencies, and places of business.

THIRD: The nature of the business to be transacted and the objects and purposes to be promoted and carried on by the corporation shall be to engage in any and all lawful activities.

FOURTH: The amount of the authorized capital stock of the corporation is five hundred million (500,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock, with the par value and voting restrictions set forth below in Articles FIFTH and SIXTH. The common and the preferred stock shall be entitled to all the same rights and privileges except for the voting restrictions set forth below in Articles FIFTH and SIXTH.

No stockholder of the corporation shall by reason of holding shares in the corporation possess a preemptive and preferential right to purchase or subscribe to shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase of any class, now or hereafter to be authorized.

FIFTH: The aggregate number of shares of common stock which this corporation shall have authority to issue shall be five hundred million (500,000,000) shares at par value of one hundredth of one cent ($.0001) per share. The common stock of the corporation that is issued and outstanding shall be entitled to vote fifty percent (50%) of the stockholder voting rights. Each holder of common stock shall be entitled to one vote for each share of common stock held.

SIXTH: The aggregate number of shares of preferred stock which this corporation shall have authority to issue shall be twenty million (20,000,000) shares at par value of one hundredth of one cent ($.0001) per share. The preferred stock shall be divided into Series "A" preferred stock, Series "B" preferred stock, and Series "C" preferred stock which shall have all the same rights and privileges except voting rights as expressly set forth below:

(a) Series "A" preferred stock which shall consist of ten million (10,000,000) shares, shall have no voting rights.

(b) Series "B" preferred stock which shall consist of nine million nine hundred ninety thousand (9,990,000) shares, shall have no voting rights.

(c) Series "C" preferred stock which shall consist of ten thousand (10,000) shares, shall be entitled to vote fifty percent (50%) of the stockholders' voting rights. Each holder of preferred stock Series "C" shall be entitled to one (1) vote for each share of preferred stock, Series "C", held.

SEVENTH: Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall he deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of this corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of the corporation and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

EIGHTH: The members of the governing board shall be known as directors and the number thereof shall be at least one (1), with the exact number and terms of office to be fixed by the bylaws of the corporation; provided, that at least one-fourth (1/4) of the members of the Board of Directors shall he chosen annually by the shareholders of the corporation.

The name and address of the first Board, consisting of one (1) director, is as follows:

NAME	ADDRESS
Robert W. Johnson	8825 Perimeter Park Blvd., Suite 502 Jacksonville, Fl 32216

NINTH: The name and address of the officers, is as follows:

NAME		ADDRESS
Robert W. Johnson	President	8825 Perimeter Park Blvd., Suite 502 Jacksonville, Fl 32216
John D. Shearer	Secretary	8825 Perimeter Park Blvd., Suite 502 Jacksonville, FL 32216

TENTH: This corporation is to have perpetual existence.

ELEVENTH: A director or officer of the corporation shall not be liable to the corporation or its shareholders for damages for breach of fiduciary duty as a director or officer except for liability that, by express provision of the Florida Statues, as amended and in effect of Florida having similar import and effect, cannot be eliminated.

TWELFTH: The SIXTH and ELEVENTH Articles shall not be amended or repealed except by vote of the holders of two-thirds (2/3) of all the issued and outstanding shares of each class of the capital stock of this corporation that are entitled to vote.

THIRTEENTH: In furtherance, and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, make, alter or amend the bylaws of the corporation;

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

From time-to-time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other that the original or duplicates stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspection any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

To indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation (derivative actions) to procure a judgment in its favor by reason of the fact that he is or was an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation. No officer, director, employee or agent of the Corporation may be indemnified in a derivative action for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper;

Determination that indemnification of an officer or director is improper must be made by the shareholders or by majority vote of a quorum of directors who were not parties to the act, suit or proceeding.

This corporation may, in its bylaws, confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

FOURTEENTH: Both stockholders and directors shall have power, if the bylaws so provide, to hold their meetings, and to have one or more offices within or without the State of Florida, and to keep the books of this corporation (subject to the requirements of the Florida Statues) outside of the State of Florida at such places as may from time-to-time be designated by the Board of Directors.

FIFTEENTH. This corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the sole officer and director of the incorporator hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Florida and in pursuance of the Florida Statues and the acts amendatory thereof and supplemental thereto, does make and file this certificate, hereby declaring and certifying that the facts herein stated are true.

IN WITNESS WHEREOF, The aforementioned Amendment to and Restatement of the Articles of Incorporation was duly adopted by the Board of Directors on the 12th day of August 2004 without shareholder action and shareholder action was not required pursuant to section 607.0602, Florida Statutes.

John D. Shearer

By: [signature]
John D. Shearer, Secretary

STATE OF FLORIDA)

COUNTY OF BROWARD)

On August 12, 2004, personally appeared before me, a Notary Public, John D. Shearer personally known to me to be the person whose name is subscribed to the foregoing ARTICLES OF INCORPORATION, who acknowledged to me that he executed the foregoing document.

KAREN DIAMOND
MY COMMISSION # DD 332684
EXPIRES: June 27, 2008

[signature]
Notary Public, State of Florida at Large

P93000082736

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H10000186320 3)))

H100001863203ABCV

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
10 AUG 23 PM 2:56

To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : CORPORATE CREATIONS INTERNATIONAL INC.
Account Number : 110432003053
Phone : (561)694-8107
Fax Number : (561)694-1639

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: ____________________

COR AMND/RESTATE/CORRECT OR O/D RESIGN
RESORT CLUBS INTERNATIONAL, INC.

Certificate of Status	0
Certified Copy	0
Page Count	07
Estimated Charge	$35.00

Amend
Name Chg
TA 8/23/10

August 20, 2010

FLORIDA DEPARTMENT OF STATE
Division of Corporations

RESORT CLUBS INTERNATIONAL, INC.
520 CHAMPIONS HILLS DRIVE
ALPHARETTA, GA 30004

SUBJECT: RESORT CLUBS INTERNATIONAL, INC.
REF: P93000082736

We received your electronically transmitted document. However, the document has not been filed. Please make the following corrections and refax the complete document, including the electronic filing cover sheet.

Amendments are filed in compliance with section 607.1006, Florida Statutes.

Please correct your document to reflect that it is filed pursuant to the correct statute number.

The document submitted does not meet legibility requirements for electronic filing. Please do not attempt to refax this document until the quality has been improved.

The name designated in your document is unavailable since it is the same as, or it is not distinguishable from the name of an existing entity.

Please select a new name and make the correction in all appropriate places. One or more major words may be added to make the name distinguishable from the one presently on file.

Adding "of Florida" or "Florida" to the end of a name is not acceptable.

The document number of the name conflict is F10000003740 - PH ENVIRONMENTAL SOLUTIONS, INC..

If you have any questions concerning the filing of your document, please call (850) 245-6964.

Irene Albritton
Regulatory Specialist II

FAX Aud. #: H10000186320
Letter Number: 610A00020085

RECEIVED
2010 AUG 23 AM 00
SECRETARY OF STATE
TALLAHASSEE, FL

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF
RESORT CLUBS INTERNATIONAL, INC

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
10 AUG 23 PM 2:56

PURSUANT TO THE PROVISIONS OF SECTION 607.1006 OF THE FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT THE ARTICLES OF INCORPORATION :

FIRST: the Name of the Corporation shall be:

pH ENVIRONMENTAL INC

SECOND: The registered agent is ALVAREZ, ROBERT 9992 SE 151ST PLACE SUMMERFIELD FL 34491 US, but the Corporation may maintain offices, agencies, and places of business in any state in the United States and in foreign countries without restriction as to the place, and the Corporation may keep such books, papers and records of the Corporation not in the State of Florida as such are not required by law to be kept within the State of Florida, as the Directors may find convenient to keep such books, papers and records in such offices, agencies and place of business outside Florida.

THIRD: The nature of the business to be transacted and the objects and purpose to be promoted and carried on by the Corporation shall be to engage in any and all lawful activities.

FOURTH: The amount of the authorized capital stock of the Corporation is five hundred million (500,000,000) shares of common stock and the Series "A" , Series "B" and Series "C" preferred stock has been canceled as provided for is Article SIXTH.

FIFTH: The aggregate number of shares of common stock which this Corporation shall have authorized to issue shall be five hundred million (500,000,000) shares at par value of one hundredth of one cent ($.0001) per share. The common stock of the Corporation that is issued and outstanding shall be entitled to vote (100%) percent of the stockholder voting rights. Each holder of common stock shall be entitled to one vote of common stock held.

SIXTH: The aggregate number of shares of preferred stock, which this Corporation shall have authority to issue, shall be none. The preferred stock Series "A" , Series "B" and Series "C" are canceled.

a. Series "A" preferred stock which consisted of the authorized 10,000,000 million shares had no voting right and as of August 12, 2010 has no shares issued or outstanding and are deemed to be canceled as of August 12, 2010
b. Series "B" preferred stock which consisted of nine million nine hundred and ninety thousand (9,990,000) had no voting right and as of August 12, 2010 has none issued and outstanding and is canceled as of August 12, 2010

(b) Series "B" preferred stock which consisted of nine million nine hundred and ninety thousand (9,990,000) had no voting right and as of August 12, 2010 has none issued and outstanding and is canceled as of August 12, 2010

(c) Series "C" preferred stock which consisted of ten thousand (10,000) shares and was entitled to vote fifty percent (50%) of the stockholder' voting rights. The Company had issued 10,000 shares held by Robert Alvarez and as part of the Merger with pH Solutions, Inc., canceled the shares and the Corporation as of August 12, 2010, canceled the Series "C" preferred shares.

SEVENTH: Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which has been paid or delivered, shall be deemed fully paid stock and the holders of such shares shall not be liable for any further payment hereon.

The capital stock of this Corporation , after the amount of the subscription price of par value has been paid in, shall not be subject to assessment to pay debts of the Corporation , and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

EIGHTH: The members of the governing board shall be known as Directors and the number thereof shall be at least three (3) with the exact number and terms of office to be set forth the Bylaws of the Corporation ; provided that at least one-forth (1/4) of the members of the Board of Directors shall be chosen annually by the shareholders of the Corporation .

The name and address for the first Board, consisting of (1) director, is as follows

NAME	ADDRESS
Robert W. Johnson	520 CHAMPIONS HILLS DRIVE ALPHARETTA GA 30004

NINTH: The name and address of the officers, is as follows

NAME		ADDRESS
Robert W. Johnson	President	520 CHAMPIONS HILLS DRIVE ALPHARETTA GA 30004

Chad Terry CFO Secretary 520 CHAMPIONS HILLS DRIVE ALPHARETTA GA 30004

Miles G Murphy resigned as Secretary of Resort Clubs International Inc as of June 2009

Miles G. Murphy Secretary 535 POWERS COURT AVE ALPHARETTA GA 30004520

TENTH: This Corporation is to have perpetual existence

ELEVENTH: A director of officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or an officer except for liabilities that, by express provision of the Florida Statues, as amended and in effect of Florida have similar import and effect, cannot be eliminated.

TWELFTH: The Sixth and Eleventh Articles shall not be amended or repealed except for a vote of the holder of two-thirds of all the issued and outstanding for each call of the capital stock of this Corporation that are entitled to vote. The Company with the requisite votes amended and repealed the SIXTH Article as of August 12, 2010.

THIRTEENTH: Has not been amended

FOURTEENTH: Has not been amended

FIFTEENTH: Has not been amended

SIXTEENTH: to facilitate the reverse merger between Resort Clubs International Inc a Florida Corporation and pH Solutions Inc a Colorado Corporation it was necessary to roll back the total outstanding shares of the Corporation. An immediate reverse split reducing the issued and outstanding stock by 1,000 to 1 was approved by a majority of the shareholders of the Company such that each existing share of common stock will be converted to 0.0001 shares.

THE UNDERSIGNED, being the officer and directors of the Company hereinbefore named for the Corporation to do business both within and without the State of Florida and in pursuant to the Florida Statues and the acts amendatory thereof and supplemental thereto, do make and file this Certificate, herby declaring and certifying that the facts herein stated are true.

IN WITNESS WHEREOF. The Board of Directors duly adopted the aforementioned Amendment to the Articles of Incorporation on the 12th day of August with shareholder action, as and shareholder action was required pursuant to section 607.0602 Florida Statutes an approved by a two-third (2/3) majority of all the shareholder and classes of stock authorized to vote.

Robert Johnson

By______________
President and Director

Chad Terry

By______________
CFO

[SIGNATURES OF A MAJORITY OF SHAREHOLDERS APPEAR ON FOLLOWING PAGES]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SHAREHOLDERS OF RESORT CLUBS INTERNATIONAL INC (a Florida Corporation)

____

Holiday World

____

Robert Johnson

______________________ Pres.

K-C Operation, Inc

____

Chad Terry

____

Robert Alvarez

P93000082736

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

800228799048

04/16/12--01013--032 **70.00

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
12 APR 20 PM 1:49

EFFECTIVE DATE
April 23, 12

Name chg
10 4 2012

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: PH ENVIRONMENTAL INC

DOCUMENT NUMBER: P93000082736

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Ms. Stephanie Gruenhagen
Name of Contact Person

Brinen & Associates, LLC
Firm/ Company

7 Dey Street, Suite 1503
Address

New York, NY 10007
City/ State and Zip Code

sgruenhagen@brinenlaw.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Stephanie Gruenhagen at (212) 330-8151

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee

☐ $43.75 Filing Fee & Certificate of Status

☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)

☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FLORIDA DEPARTMENT OF STATE
Division of Corporations

April 16, 2012

STEPHANIE GRUENHAGEN
BRINEN & ASSOCIATES, LLC
7 DEY STREET - SUITE 1503
NEW YORK, NY 10007

SUBJECT: PH ENVIRONMENTAL INC
Ref. Number: P93000082736

We have received your document for PH ENVIRONMENTAL INC and your check(s) totaling $35.00. However, the enclosed document has not been filed and is being returned for the following correction(s):

The date of adoption of each amendment must be included in the document.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6050.

Irene Albritton
Regulatory Specialist II

Letter Number: 812A00011874

EFFECTIVE DATE
April 23, [illegible]

Articles of Amendment
to
Articles of Incorporation
of

PH ENVIRONMENTAL INC

(Name of Corporation as currently filed with the Florida Dept. of State)

P93000082736

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

TNI BIOTECH, INC.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. **Enter new principal office address, if applicable:** ______________________
(Principal office address MUST BE A STREET ADDRESS) ______________________

____

C. **Enter new mailing address, if applicable:** ______________________
(Mailing address MAY BE A POST OFFICE BOX) ______________________

____

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ____________
(City) *(Zip Code)*

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
12 APR 20 PM 1:49

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change ____ Add ____ Remove	______	______________	______________ ______________ ______________
2) ____ Change ____ Add ____ Remove	______	______________	______________ ______________ ______________
3) ____ Change ____ Add ____ Remove	______	______________	______________ ______________ ______________
4) ____ Change ____ Add ____ Remove	______	______________	______________ ______________ ______________
5) ____ Change ____ Add ____ Remove	______	______________	______________ ______________ ______________
6) ____ Change ____ Add ____ Remove	______	______________	______________ ______________ ______________

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: April 12, 2012

Effective date if applicable: April 23, 2012

(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated APRIL 12, 2012

Signature ____________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Noreen Griffin
(Typed or printed name of person signing)

President, Director
(Title of person signing)